EXHIBIT 3.10

CERTIFICATION OF AMENDMENT OF

ARTICLES OF INCORPORATION OF

THE SANDS REGENT

The Sands Regent, a Nevada corporation, under its corporate seal, and the hands of its duly elected and acting President and Secretary does hereby certify:

1. That a regular meeting of the Board of Directors of this corporation convened at 345 N. Arlington at 1:30 p.m. on August 11, 2003, at which meeting there was at all times present and acting a quorum, certain resolutions were regularly adopted setting forth the amendments herein, and declaring its advisability and calling the annual meeting of shareholder entitled to vote for the consideration thereof, to wit:

RESOLVED, that it is deemed advisable, in the judgment of the Board of Directors, that Article VII subparagraph 3 of the Articles of Incorporation be amended to read in its entirety as follows:

“3. The members of the Board of Directors shall be elected on an annual basis for a one year term. Notwithstanding anything to the contrary, any Director may be removed from office at any time by a vote or written consent of shareholders representing not less than two-thirds (2/3) of the issued and outstanding capital stock entitled to voting power.”

RESOLVED FURTHER, that it is deemed advisable, in the judgment of the Board of Directors, that Article XII subparagraph 1 of the Articles of Incorporation be amended to read in its entirety as follows:

“1. The affirmative vote or written consent of a simple majority of the outstanding shares of each class of each class of the stock of the Corporation entitled to vote shall be required to approve, adopt or authorize the following corporate transactions;

a. any merger, consolidation, amalgamation or combination of the Company or any of its subsidiaries of the Company with interested stockholders;

b. any merger, consolidation, amalgamation or combination of Interested Stockholders with or into the Company or any subsidiaries of the Company;

c. the issuance of any securities of the Company or of any subsidiary of the Company to an Interested Stockholder or the acquisition by the Company or by any subsidiaries of the Company of any securities issued by an Interested Stockholder;

d. any sale, lease, transfer or other disposition, including without limitation a mortgage or other security device, by the Company in one transaction or a series of transactions of all or substantially all of the assets of the Company to an Interested Stockholder;

e. any reclassification of securities (including any reverse stock split), recapitalization or other transactions which has the effect, directly or indirectly, of increasing the proportionate amount of the outstanding shares of any class of stock or convertible security of the Company owned directly or indirectly by an Interested Shareholder within five (5) years after such Interested Shareholder became an Interested Shareholder;

f. any plan or proposal by an Interested Shareholder for the dissolution or liquidation of the Company; or

g. any agreement, contract or arrangement providing for any of the above.

“Interested Shareholder” means any person, firm, corporation or other entity which is the beneficial owner, directly or indirectly, of more than five percent (5%) of any class of voting stock of the Company and any affiliate, subsidiary, parent or associate of any such person.”

RESOLVED FURTHER, that the annual meeting of the stockholders of the Corporation was held at 345 N. Arlington Reno Nevada, at 10 a.m. on November 3, 2003, for the purpose of acting upon these amendments of which written notice was given to each shareholder entitled to vote, in a manner and for a period of time prescribed by NRS 78.370 and by the by-laws of this corporation;

RESOLVED FURTHER, that if at such meeting of the Shareholders, or an adjournment thereof, stockholders entitled to exercise a two-thirds (2/3) of the voting power shall vote in favor of the amendments then the corporation shall make, under its corporate seal, and the hands of its President and Secretary and shall acknowledge and file the certificate required by NRS 78.390, and do all the things necessary to effect the amendment.

2. That pursuant to the foregoing resolutions, and as required by NRS 78.390, due notice of the meeting thus called was given to all stockholder entitled to vote, and such meeting of stockholders was regularly convened and held at 345 N. Arlington at 10:00 a.m. on November 3, 2003.

3. That there was issued and outstanding the following number of shares of the authorized capital stock of the corporation entitled to vote at the meeting:

Common Stock	5,004,055

And there were present at that meeting or represented by written proxy duly filed with the Secretary of the Corporation, stockholders holding the number of shares entitled to vote, listed below:

4,797,787

4. That the resolutions of the Board of Directors above referenced was duly considered at the meeting and upon motion regularly made and seconded, the proposed amendments were approved by the following resolutions:

RESOLVED FURTHER, that the amendment to Article VII subparagraph 3 of the Articles of Incorporation proposed to the stockholder by resolution of the Board of Directors regularly adopted by them on the 11th day of August 2003, be and the same is hereby adopted and approved.

RESOLVED FINALLY, that the amendment to Article XII subparagraph 1 of the Articles of Incorporation proposed to the stockholder by resolution of the Board of Directors regularly adopted by them on the 11th day of August 2003, be and the same is hereby adopted and approved.

These resolutions were adopted by the following votes of the holders of stock of all classes having voting power, presented in person or by proxy at the meeting:

4,769,293 shares were voted for the adoption of resolution allowing for the annual election of all Directors and 26,460 shares were voted against the adoption of this resolution there being only one class of stock.

3,407,187 shares were voted for the adoption of the resolution to reduce the amount of shares required for the approval, adoption or authorization of certain corporate transactions and 40,471 shares were voted against the adoption of this resolution there being only one class of stock.

The shares voting for the adoption of the above resolutions consist of at least a two thirds majority of the voting power of the shareholders of the Company.

5. That pursuant to the resolution, and as required by NRS 78.390, notice of the meeting thus called was given to, or has been duly waived in writing by, all stockholders of record of the corporation having voting power; and there having been secured the written consent to the proposed amendment of a supermajority of such voting power.

6. That the form of the written consent of the shareholders to the amendment is filed herewith and made part hereof.

7. That there were issued and outstanding the following number of shares of authorized capital stock of the Corporation entitled to consent to the proposed amendment:

Common Stock	5,004,055

8. That the following number of shares, which represent a super majority of voting power entitled to vote consented to and authorized and adopted the amendment.

Amendment for annual election of all Directors:

Shares Voting For	Shares Voting Against	Shares Abstaining	Percentage
4,769,293	26,490	2004	95%

Amendment for reducing the amount of shares required for the approval, adoption or authorization of certain corporate transactions:

Shares Voting For	Shares Voting Against	Shares Abstaining	Percentage
3,407,187	40,471	1,350,109	68%

DATED May 14, 2004.

The Sands Regent A Nevada Corporation

		By:	/s/ FERENC B. SZONY
President

		By:	/s/ PETE CLADIANOS, III
Secretary

By:	/s/ JON N. BENGTSON
Director

By:	/s/ LOUIS J. PHILLIPS
Director

By:	/s/ LARRY TUNTLAND
Director

By:	/s/ DAVID. R. GRUNDY
Director

By:	/s/ DOUG HAYES
Director

Exhibit 3.10a

CERTIFICATION OF AMENDMENT

OF THE ARTICLES

OF INCORPORATION

OF

THE SANDS REGENT, INC.

A Nevada Corporation

The undersigned Pete Cladianos III, that he is the duly elected and acting secretary of The Sands Regent, Inc., a Nevada Corporation, and that attached hereto as Exhibit A is a true, correct and complete copy of the Amendment to Subparagraph 3 of Article VII of the Articles of Incorporation of this Corporation and that attached hereto as Exhibit B is a true, corrected and complete copy of the Amendments to Subparagraph 1 of Article XII as duly adopted by unanimous vote of the member of the Board of Directors as of August 11, 2003 and approved by the shareholders November 4, 2003.

IN WITNESS HEREOF, the undersigned has executed this certificate as of September 27, 2004.

By:	/s/ PETE CLADIANOS III
Pete Cladianos III Secretary

EXHIBIT A

Amendment to Section 4.02 of Article IV of

the Articles of Incorporation of

The Sands Regent, Inc.,

a Nevada Corporation

Subparagraph 3 of Article VII of the Articles of Incorporation of this Corporation is hereby amended to read in its entirety as follows:

“3. Members of the Board of Directors shall be elected on an annual basis for a term of one year. Notwithstanding anything to the contrary, any Director may be removed from office at any time by the vote or written consent of Shareholders representing not less than two-thirds (2/3) of the issued and outstanding capital stock entitled to voting power.”

EXHIBIT B

Subparagraph 1 of Article XII of the Articles of Incorporation of this Corporation is hereby amended to read in its entirety as follows:

“1. The affirmative vote or written consent of a simple majority of the outstanding shares of each class of the stock of the Corporation entitled to vote shall be required to approve, adopt or authorize the following corporate transactions:

a. any merger, consolidation, amalgamation or combination of the Company or any of its subsidiaries of the Company with interested stockholders;

b. any merger, consolidation, amalgamation or combination of Interested Stockholders with or into the Company or any subsidiaries of the Company;

c. the issuance of any securities of the Company or of any subsidiary of the Company to an Interested Stockholder or the acquisition by the Company or by any subsidiaries of the Company of any securities issued by an Interested Stockholder;

d. any sale, lease, transfer or other disposition, including without limitation a mortgage or other security device, by the Company in one transaction or a series of transactions of all or substantially all of the assets of the Company to an Interested Stockholder;

e. any reclassification of securities (including any reverse stock split), recapitalization or other transactions which has the effect, directly or indirectly, of increasing the proportionate amount of the outstanding shares of any class of stock or convertible security of the Company owned directly or indirectly by an Interested Shareholder within five (5) years after such Interested Shareholder became an Interested Shareholder;

f. any plan or proposal by an Interested Shareholder for the dissolution or liquidation of the Company; or

g. any agreement, contract or arrangement providing for any of the above.

“Interested Shareholder” means any person, firm, corporation or other entity which is the beneficial owner, directly or indirectly, of more than five percent (5%) of any class of voting stock of the Company and any affiliate, subsidiary, parent or associate of any such person.”